UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2013

TRUEBLUE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On September 30, 2013, a wholly-owned subsidiary (the “Purchaser”) of TrueBlue, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with The Work Connection, Inc., a Minnesota corporation, and certain of its affiliates (collectively, the “Sellers”), whereby the Company acquired substantially all of their assets.

 The Sellers collectively do business as the “The Work Connection,” a light industrial staffing provider founded in 1986 with 37 branches located predominantly in the Midwest.

The purchase price for the assets was approximately (a) $19.9 million in cash, and (b) the assumption of certain liabilities.  The Purchase Agreement further provides for payment by the Purchaser of certain working capital adjustments of approximately $3.6 million, subject to a post-closing adjustment, and also contains customary terms and conditions contained in agreements of this type, including representations and warranties by both parties; non-compete and non-solicitation covenants against the Sellers; and customary and reciprocal indemnification provisions.

On September 30, 2013, the Company issued a press release announcing the transaction, which is included as Exhibit 99.1 to this Form 8-K.

Attached as Exhibit 99.2 to this Form 8-K is a slide presentation relating to The Work Connection acquisition.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company dated September 30, 2013

99.2	Slide Presentation relating to The Work Connection acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC. (Registrant)

Date: October 1, 2013	By: /s/ DERREK L. GAFFORD
Derrek L. Gafford
Chief Financial Officer and Executive Vice President